Exhibit 4.3
------------


                          CATALYST LIGHTING GROUP, INC.

                             Subscription Procedure

         Each purchaser of Shares will be required to complete, execute and return the following documents to:

                          CATALYST LIGHTING GROUP, INC.
                            6777 CAMP BOWIE BOULEVARD
                                    SUITE 233
                            FORTH WORTH, TEXAS 76116
                             TEL NO. (800) 433-7753
                             FAX NO. (817) 926-5003
               ATTN: DENNIS H. DEPENBUSCH, CHIEF EXECUTIVE OFFICER

        1. SUBSCRIPTION AGREEMENT: Complete all open lines, date and sign on page 7.

        2. PAYMENT: Return the completed forms with payment in full by check for the amount subscribed for payable to "WELLS FARGO, N.A", AS ESCROW AGENT FOR CATALYST LIGHTING GROUP, INC. ESCROW ACCOUNT" The subscription amount and Subscription Agreement should be returned to the Company in the overnight delivery envelope provided for that purpose.

         3. For those who prefer to wire transfer funds in payment of their subscription amounts, please advise your corresponding bank or financial institution of the following wire transfer instructions:


Bank Information:


                               [INSERT YOUR NAME]


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




                             SUBSCRIPTION AGREEMENT


Catalyst Lighting Group, Inc.
6777 Camp Bowie Boulevard
Suite 233
Forth Worth, Texas 76116

Ladies and Gentlemen:

         The undersigned (the "Purchaser") is writing to advise you of the following terms and conditions under which the undersigned hereby offers to subscribe (the "Offer") for shares of the common stock, par value $ 0.01 per share ("Common Stock"), of Catalyst Lighting Group, Inc., a Delaware corporation (the "Company"). The Company may issue up to 1,200,000 shares of Common Stock (the "Shares") in this offering (the "Offering").

         We are offering the Shares directly on a "best efforts" basis by the Company during an offering period commencing on the date of the effectiveness of the Company's Form SB-2 (the "Prospectus") and prospectus filed therewith ("Prospectus"), all filed with the Securities and Exchange Commission (the "Commencement Date") and continuing until June 30, 2004, unless extended by the Company (the "Offering Period"). Although we have no placement agent in connection with the Offering, we may compensate certain broker-dealers in connection therewith.

         All proceeds received from subscribers for the Shares offered hereby will be deposited in a special non-interest bearing escrow account with Wells Fargo, N.A and will be released to the Company from time to time against delivery by the Company of certificates representing the Shares.

        Subscribers' checks shall be made payable directly to "Wells Fargo, N.A., as escrow agent for Catalyst Lighting Group, Inc. Escrow Account". Broker-dealers, if any, will deposit all checks received from subscribers not later than noon of the first business day following receipt thereof. Escrowed funds shall only be invested in accordance with SEC Rule 15c2-4.

There is nominimum amount that must be raised in the Offering in order to conduct a closing and the Company may authorize the release of funds from escrow at any time in any amounts.

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Prospectus.

          1.      Subscription.

                  Subject to the terms and conditions hereinafter set forth in this Subscription Agreement, the undersigned hereby offers to purchase such number of Shares indicated on page 7 hereof.

                  If the Offer is accepted, the Shares shall be paid for by the delivery of such amount by cash, check or money order payable directly to "Wells Fargo, N.A., as escrow agent for Catalyst Lighting Group, Inc. Escrow Account".

         2.       Conditions to Offer.

                  The Offering is made subject to the following conditions: (i) that the Company shall have the right to accept or reject this Offer, in whole or in part, for any reason whatsoever; and (ii) that the undersigned agrees to comply with the terms of this Subscription Agreement and to execute and deliver any and all further documents that may be reasonably requested by the Company.

                  Acceptance of this Offer shall be deemed given by the countersigning of this Subscription Agreement on behalf of the Company.

         3.       Representations and Warranties of the Undersigned.

                  The undersigned, in order to induce the Company to accept this Offer, hereby warrants and represents as follows:


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                  (A) The Company has not made any other representations or
         warranties to the undersigned with respect to the Company or rendered any investment advice except as contained herein or in the Prospectus.

                  (B) The undersigned has not authorized any person or institution to act as his Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Act")) in connection with this transaction.

                  (C) The undersigned has reviewed, or been given the opportunity to review, the Prospectus. The undersigned has also been afforded the opportunity to ask questions of, and receive answers from, the officers and/or directors of the Company concerning the terms and conditions of the Offering, and to obtain any additional information, to the extent that the Company possess such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed himself of such opportunity to the extent he considers appropriate in order to permit him to evaluate the merits and risks of an investment in the Company. It is understood that all documents, records and books pertaining to this investment have been made available for inspection, and that the books and records of the Company will be available upon reasonable notice for inspection by purchasers during reasonable business hours at its principal place of business. In evaluating the suitability of an investment in the Company, the undersigned has not relied upon any representation or other information (oral or written) other than as stated in the Prospectus.

                  (D) The undersigned further acknowledges that this Offering has not been passed upon or the merits thereof endorsed or approved by any state or federal authorities.

                  The undersigned certifies that each of the foregoing representations and warranties set forth in subsection (A) through (D) inclusive of this Section 3 are true as of the date hereof and shall survive such date.

         4.       Revocation.

                  The undersigned agrees that he shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder other than as set forth herein above, and that this Subscription Agreement shall survive the death or disability of the undersigned.

         5.       Termination of Subscription Agreement.

                  The Company may elect to cancel this Subscription Agreement, in which event it shall cause the return to Purchaser without interest and without deduction, of all sums paid by the Purchaser and this Agreement shall of no further force and effect, and no party shall have any rights against any other party hereunder.

                  If the Company elects to cancel this Subscription Agreement, provided that it returns to the undersigned, without interest and without deduction, all sums paid by the undersigned, this Offer shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder.

         6.       Miscellaneous.

                  (A) All notices or other communications given or made hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned at his address set forth below, to the Company at the addresses set forth herein.

                  (B) This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.


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                  (C) The provisions of this Subscription Agreement shall
survive the execution thereof.

                  (D) In the event of a conflict in any of the terms and conditions herein and in the Prospectus, the Prospectus shall be controlling.

                  (E) No person has been authorized by us to give any information or make any representation other than those contained herein, and if given or made, any such information or representation must not be relied on to be authorized by us.

         7.       Affirmation.

                  The undersigned affirms that he has read this entire Subscription Agreement and that every statement on his part made and set forth herein is true and complete.



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



           PURCHASER SIGNATURE PAGE FOR CATALYST LIGHTING GROUP, INC. SUBSCRIPTION AGREEMENT PLEASE PRINT OR TYPE, USE INK ONLY.
                            (ALL PARTIES MUST SIGN)


        The undersigned purchaser hereby affirms that he (i) has received and relied solely upon the Prospectus and this Subscription Agreement, (ii) agrees to all the terms and conditions of this Subscription Agreement and (iii) is a resident of the state or foreign jurisdiction indicated below.


Number of Shares Subscribed for: _____________________


Amount of Subscription: $_____________________________


-------------------------------------------------------          If other than individual check one and indicate
Name of Purchaser (Print)                                        capacity of signatory under the signature:

                                                                 / /  Trust

                                                                 / /  Estate
------------------------------------------------------
Name of Joint Purchaser (if any) (Print)                         / /  Uniform Gifts to Minors Act, State of __________

                                                                 / /  Attorney-in-fact

                                                                 / /  Corporation
------------------------------------------------------
Signature of Purchaser                                           / /  Other
                                                                            ------------------------------------------

                                                                 If Joint Ownership, Check one:
------------------------------------------------------
Signature of Joint Purchaser (if any)                            / /  Joint Tenants with Right of Survivorship

                                                                 / /  Tenants in Common

                                                                 / /  Tenants by the Entirety
------------------------------------------------------
Capacity of Signatory (if applicable)                            / /  Community by Property

                                                                 Backup Withholding Statement:
------------------------------------------------------
Social Security or Taxpayer Identification Number                / /  Please check this box only if the purchaser is subject to backup withholding


Purchaser Address:                                               Foreign Person:

------------------------------------------------------           / /  Please check this box only if the purchaser is a
Street Address                                                        nonresident alien, foreign corporation, foreign
                                                                      partnership, foreign trust or foreign estate

------------------------------------------------------
City             State                Zip Code

Telephone: (   )           Fax: (   )


Address for Delivery of Shares (if different from above):

------------------------------------------------------


------------------------------------------------------
City             State                Zip Code


Broker (if any):

------------------------------------


         THE SUBSCRIPTION FOR SHARES OF CATALYST LIGHTING GROUP, INC. BY THE ABOVE NAMED PURCHASER(S) IS ACCEPTED THIS ________ DAY OF _______________, 2004.


                                   CATALYST LIGHTING GROUP, INC.


                                   By:_____________________________
                                          Dennis H. Depenbusch
                                        Chief Executive Officer


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